RIGHTS AGREEMENT

                          DATED AS OF NOVEMBER 1, 2000

                                     BETWEEN

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                  RIGHTS AGENT

                                TABLE OF CONTENTS

Section 1.     Certain Definitions. ...........................................1
Section 2.     Appointment of Rights Agent. ...................................8
Section 3.     Issuance of Rights Certificates.................................8
Section 4.     Form of Rights Certificates.....................................9
Section 5.     Countersignature and Registration..............................11
Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights
               Certificates...................................................11
Section 7.     Exercise of Rights; Exercise Price; Expiration Date of Rights..12
Section 8.     Cancellation and Destruction of Rights Certificates ...........13
Section 9.     Reservation and Availability of Preferred Stock................14
Section 10.    Preferred Stock Record Date....................................15
Section 11.    Adjustment of Exercise Price, Number and Kind of Shares or
               Number of Rights...............................................16
Section 12.    Certificate of Adjusted Exercise Price or Number of Shares.....23
Section 13.    Merger, Consolidation or Sale or Transfer of Assets or
               Earning Power..................................................24
Section 14.    Fractional Rights and Fractional Shares........................25
Section 15.    Rights of Action...............................................26
Section 16.    Agreement of Rights Holders....................................26
Section 17.    Rights Certificate Holder Not Deemed a Shareholder.............27
Section 18.    Concerning the Rights Agent....................................27
Section 19.    Merger or Change of Name of Rights Agent.......................28
Section 20.    Duties of Rights Agent.........................................28
Section 21.    Change of Rights Agent.........................................30
Section 22.    Issuance of New Rights Certificates............................31
Section 23.    Redemption.....................................................31
Section 24.    Exchange.......................................................32
Section 25.    Notice of Certain Events.......................................33
Section 26.    Notices........................................................34
Section 27.    Supplements and Amendments.....................................35
Section 28.    Determinations and Actions by the Board of Directors, etc......36
Section 29.    Successors.....................................................36
Section 30     Benefits of this Agreement.....................................36
Section 31.    Severability...................................................37
Section 32.    Governing Law..................................................37
Section 33     Counterparts...................................................37
Section 34.    Descriptive Headings...........................................37
Section 35.    Costs of Enforcement...........................................37
Section 36.    Three Year Independent Director Evaluation Mechanism. .........37

                                RIGHTS AGREEMENT



         THIS RIGHTS AGREEMENT, is made this 1st day of November, 2000 (the "Agreement"), between PERFORMANCE TECHNOLOGIES, INCORPORATED, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").

         WHEREAS, subject to the execution of this Agreement and to certain other conditions, on October 27, 2000 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board") (a) authorized and declared a distribution on November 20, 2000 of one preferred share purchase right (a "Right") for each share of Common Stock, $.01 par value ("Common Stock"), of the Company outstanding on November 8, 2000 (the "Record Date"), and has (b) authorized the issuance of one Right for each share of Common Stock issued or sold by the Company between the Record Date and the earlier of the Separation Date or the Expiration Date (as such terms are hereinafter defined), subject to adjustment, and, to the extent provided in Section 22, each share of Common Stock issued or sold by the Company after the Separation Date, each Right representing the right to purchase after the Separation Date one one-thousandth of a share of Preferred Stock, as hereinafter defined, or such different amount and/or kind of securities as shall be hereinafter provided.

         WHEREAS, subject to the terms and conditions hereof, each Right entitles the holder thereof, after the Separation Date, to purchase securities or assets of the Company (or, in certain cases, securities of certain other entities);

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.Certain Definitions. The following terms have the meanings indicated:
          -------------------

(a) "Acquiring Person" means any Person who or which (or who or which, together with all of such Person's Affiliates and Associates) shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (other than as a result of a Permitted Offer) but shall not include an Exempt Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (i) the acquisition of Common Stock (or other securities convertible into Common Stock or other rights with respect to Common Stock) directly from the Company, or (B) an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, proportionately increases the percentage of shares beneficially owned by such Person (alone or together with all Affiliates and Associates) to 15% or more of the shares of Common Stock then outstanding; provided, however, that if a Person (together with such Person's Affiliates and Associates) becomes the Beneficial Owner of 15% or more of the Common Stock then outstanding as a result of share purchases by the Company, and such Person (or an Affiliate or Associate) subsequently becomes the Beneficial Owner of an additional 1% of the outstanding shares of Common Stock (other than by means of a stock dividend or stock split or by purchase from the Company), such Person shall then be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, without any plan or intention to seek or affect control of the Company, and such Person promptly enters into an irrevocable commitment to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares) the sufficient number of shares of Common Stock so that such Person is no longer an "Acquiring Person," then such Person shall not be deemed an "Acquiring Person" for purposes of this Agreement.

(b) "Acquiring/Adverse  Person  Rights"  shall  have  the  meaning  set forth in
Section 4(b).

(c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii).

(d) "Adverse Person" is a Person who beneficially owns more than 10% of the outstanding shares of Common Stock and whose ownership of Common Stock, in the opinion of the Board, is intended or reasonably likely to cause pressure on the Company to enter into a transaction which would provide such Person with short-term financial gain not in the Company's best long-term interest or is causing or is reasonably likely to cause a material adverse impact on the Company's business or prospects.

(e) "Affiliate" and "Associate" have the respective meanings given to such terms in Rule 12b-2 of the Exchange Act, as such rule is in effect on the date of this Agreement.

(f) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

  (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rules 13d-3 and 13d-5 of the Exchange Act, as such rules are in effect on the date of this Agreement;

  (ii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (i) above) or disposing of such securities (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities); or

  (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (x) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting
(A) pursuant to a revocable proxy given in response to a proxy or consent solicitation made under the Exchange Act and the Exchange Act Regulations, and
(B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), (y) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or
(z) securities that may be issued upon exercise of Rights after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Separation Date or pursuant to
Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(i) as an adjustment to any Original Rights.

Notwithstanding anything to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of securities then issued and outstanding plus the number not then actually issued and outstanding but which such Person is deemed to own beneficially hereunder, and any calculation of the percentage of securities Beneficially Owned by such Person shall be subject to the first sentence of Section 28.

(g) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h) "Capital Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii)(B).

(i) "Close of Business" for any given day means 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it means such time on the next succeeding Business Day.

(j) "Closing Price" shall have the meaning set forth in Section 11(d).

(k) "common stock" of any Person other than the Company means such Person's capital stock with the greatest voting power, or, if such Person has no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person.

(l) "Common Stock" means the shares of common stock, $.01 par value, of the Company.

(m) "Current Market Price" shall have the meaning set forth in Section 11(d).

(n) "Current Value" shall have the meaning set forth in Section 11(a)(iii)(A).

(o) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b).

(p) "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

(q) `"Exchange Act Regulations" means the regulations promulgated under the Exchange Act, as in effect on the date hereof.

(r) "Exchange Ratio" shall have the meaning set forth in Section 24(a).

(s) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company and (iv) an entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

(t) "Exercise Price" initially shall be $110 subject to adjustment from time to time as provided in Sections 11 and 13(a).

(u) "Expiration Date" shall mean the earlier of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which the Rights are exchanged as provided in Section 24, and (iv) immediately prior to the effective time of a consolidation, merger or share exchange of the Company
(A) into another corporation or (B) with another corporation in which the Company is the surviving corporation but Common Stock is converted into cash and/or securities of another corporation, in each case pursuant to an agreement entered into by the Company prior to a Stock Acquisition Date.

(v) "Final Expiration Date" shall mean November 1, 2010.

(w) "Flip-in Date" shall mean the tenth Business Day after any Stock Acquisition Date which is not the result of a Flip-over Event.

(x) "Flip-in Event" shall mean the event which caused a Flip-in Date.

(y) "Flip-over Entity" shall mean:

  (i) in the case of any transaction in clause (i) of the definition of a Flip-over Event, (A) the Person that is the issuer of any securities into which shares of Common Stock are converted in such transaction, or, if there is more than one such issuer, the issuer of common stock that has the highest aggregate Current Market Price and (B) if no securities are so issued, the Person that is the other party to such transaction, or, if there is more than one such Person, the Person the common stock of which has the highest aggregate Current Market Price; and

  (ii) in the case of any transaction described in clause (ii) of the definition of a Flip-over Event, the Person that receives the largest portion of the assets or operating income or cash flow being transferred pursuant to such transaction or, if each Person receives the same portion of the assets or earning power transferred pursuant to such transaction or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the common stock of which has the highest aggregate Current Market Price; provided, however, that in any such case:

                       (A) If the  common  stock of such  Person  is not at such
                           time, and has not been continuously over the preceding 12 month period, Registered Common Stock, or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Flip-over Entity" shall refer to such other Person;


                       (B) If the common stock of such Person is not  Registered
                           Common Stock or such Person is not a corporation, and (1) such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Flip-over Entity" shall refer to the ultimate parent entity of such first-mentioned Person; or (2) such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Flip-over Entity" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate Current Market Price; or
                           (3) such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Flip-over Entity" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

(z) "Flip-over Event" shall mean any transactions or series of transactions, following a Flip-in Event, in which:

  (i) the Company shall consolidate or merge with, or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or share exchange, the Acquiring Person or Adverse Person Controls the Board of Directors of the Company and either (A) any terms of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or share exchange relating to the Acquiring Person or Adverse Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or Adverse Person or an Affiliate or Associate of the Acquiring Person or Adverse Person, or

  (ii) The Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) fifty percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer or assets, the Acquiring Person or Adverse Person Controls the Board of Directors of the Company. For purposes of the foregoing description, (x) the terms "Acquiring Person" and "Adverse Person" shall include any Acquiring Person or Adverse Person, as applicable, and their Affiliates and Associates (other than the Company) and (y) an Acquiring Person or Adverse Person, as applicable, shall be deemed to Control the Company's Board of Directors when, following a Flip-in Event, the persons who were directors of the Company (or persons nominated and/or appointed as directors by vote of a majority of such persons) before the Stock Acquisition Date shall cease to constitute a majority of the Company's Board of Directors.

(aa) "Flip-over Stock" of any Person shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the Flip-Over Entity.

(bb) "Nasdaq National Market" shall have the meaning set forth in Section 11(d).

(cc) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are not officers of the Company and who are not Acquiring Persons, Adverse Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person or Adverse Person, to be adequate (taking into account all factors that such Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interest of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such Directors may deem relevant.

(dd) "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

(ee) "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company.

(ff) "Redemption Date" shall mean the time at which the Rights are redeemed as provided in Section 23.

(gg) "Redemption Price" shall have the meaning set forth in Section 23(b).

(hh) "Registered Common Stock" shall mean Common Stock registered under Section 12 of the Exchange Act.

(ii) "Registration Date" shall have the meaning set forth in Section 9(b)(ii).

(jj)  "Registration  Statement"  shall  have the  meaning  set forth in  Section
9(b)(i).

(kk) "Rights Certificate" shall have the meaning set forth in Section 3(a).

(ll)  "Section  11(a)(ii)  Trigger  Date"  shall have the  meaning  set forth in
Section 11(a)(iii)(B).

(mm) "Securities Act" shall have the meaning set forth in Section 9(b)(i).

(nn) "Separation Date" shall mean the Close of Business on the earlier of:

  (i)    the Flip-in Date; or

  (ii) the Tenth Business Day following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer by any Person (other than by the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries, or any trustee or fiduciary for such plan acting in such capacity or other than a Permitted Offer) if, upon consummation thereof, such Person would become an Acquiring Person; provided, however, that if any such tender offer or exchange offer is cancelled, terminated or otherwise withdrawn prior to the Separation Date without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this definition, never to have been made.

(oo) "Spread" shall have the meaning set forth in Section 11(a)(iii)(A).

(pp) "Stock Acquisition Date" shall mean the first date of public announcement by the Company that a Person has become an Acquiring Person or an Adverse Person.

(qq) "Subsidiary" means, as to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(rr) "Summary of Rights" shall have the meaning set forth in Section 3(b).

(ss) "TIDE Committee" shall have the meaning set forth in Section 36.

(tt) "Trading Day" shall have the meaning set forth in Section 11(d).

(uu) "Transfer" shall have the meaning set forth in Section 6(a).

(vv) "Triggering Event" means any Flip-in Event or any Flip-over Event.

Section  2.........Appointment  of Rights Agent. The Company hereby appoints the
Rights Agent to act as agent for the Company in accordance with this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint Co-Rights Agents, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

Section 3.........Issuance of Rights Certificates.

(a) Until the Close of Business on the Separation Date, the Rights:

  (i) will be evidenced by the certificates for shares of Common Stock as of and subsequent to the Record Date (which certificates for shares of Common Stock shall be deemed also to be Certificates for Rights), whether or not such certificates bear the legend set forth in this
         Section 3 and not by separate certificates,

  (ii)   will be held by the registered holders of the Common Stock, and

  (iii) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

         As soon as practicable after the Separation Date, the Company will prepare and execute, the Rights Agent will countersign, and the Rights Agent will send by first-class, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Separation Date, at the address of such holder shown on the records of the Company, a certificate for Rights, substantially in the form of Exhibit A (the "Rights Certificate"), for the Rights to which such holder is entitled. As of and after the Separation Date, the Rights will be evidenced solely by such Rights Certificates.

(b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights Agreement, in substantially the form of Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. Until the earlier of the Separation Date, the Expiration Date and the Final Expiration Date (as such terms are defined in this Section 3 and in Section 7), (i) the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof (together with a copy of the Summary of Rights), and (ii) the surrender for transfer of any certificate for Common Stock, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c) In the event the Company shall at any time after the Record Date and prior to the Separation Date issue or sell any shares of Common Stock otherwise than in an adjustment transaction referred to in Sections 11(a)(i), 11(b) or 11(c), each such share of Common Stock so issued or sold shall automatically have one new Right associated with it (which Right shall be evidenced as described in Section 4). To the extent provided in Section 22, Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Separation Date.

(d) Rights shall, without any further action, be issued in respect of all shares of Common Stock which are issued (including any shares of Common Stock held in treasury) after the Record Date but prior to the earlier of the Separation Date and the Expiration Date. Certificates representing Common Stock issued after the Record Date shall bear substantially the following legend:

                  Until the Separation Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Performance Technologies, Incorporated (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of November 1, 2000 (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Preferred Stock or other securities or assets of the Company, may expire,  may  become  void  (if  they are  "Beneficially  Owned"  by an
         Acquiring Person or Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), or by any transferee of the foregoing), or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.

(e) Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that it is bound by the terms of this Agreement.

Section 4.........Form of Rights Certificates.

(a) The Rights Certificates each shall be substantially in the form of Exhibit A attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange or market on which the Rights may from time to time be listed, or to conform to usage. Subject to
Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one-thousandth shares of Preferred Stock as shall be set forth therein at the Exercise Price per share set forth therein.

(b) Any Rights  Certificate that represents  Rights that are beneficially  owned by:

  (i) an Acquiring Person or Adverse Person or any Affiliate or Associate of an Acquiring Person or Adverse Person

  (ii) a transferee of an Acquiring Person or Adverse Person (or of any such Affiliate or Associate) which becomes a transferee after the Acquiring Person or Adverse Person becomes such, or

  (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Affiliate or Associate) which becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or any such Affiliate or Associate) to holders of equity interests therein, or to any Person with whom such Acquiring Person or Adverse Person (or Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock, or the Company, or (B) a transfer which a majority of the Board has determined to be part of a plan, arrangement or understanding which has a primary purpose or effect the avoidance of Section 7(e) (the Rights held by Persons identified in (i), (ii) and (iii) collectively, "Acquiring/Adverse Person Rights"), shall, upon the written direction of a majority of the Board, contain (to the extent feasible) the following legend:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in such Agreement.

         Section 7(e) shall be operative whether or not the legend is contained on any Rights Certificate.

Section 5.........Countersignature and Registration.

(a) Rights Certificates shall be executed on behalf of the Company by any of its Chairman of the Board, Chief Executive Officer, President, any Vice President, or Treasurer and shall also be attested by any of its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile. The Rights Certificates shall be countersigned by the Rights Agent, by manual signature of an authorized signatory, and no Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless so countersigned. A Rights Certificate bearing the signatures of individuals who were the proper officers of the Company at the actual date of execution of such Rights Certificate shall bind the Company, notwithstanding that any of them ceased to hold such offices prior to the countersignature of such Rights Certificate or did not hold such offices on the date of this Agreement. Such countersignature shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

(b) Following the Separation Date, the Rights Agent will keep at its office designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates. Such books shall show the name and address of each holder, the number of Rights evidenced thereby, and the certificate number and date of each Rights Certificate.

Section  6.........Transfer,  Split  Up,  Combination  and  Exchange  of  Rights
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Separation Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate may be transferred, split up, combined, or exchanged (collectively, a "Transfer") for Rights Certificates entitling the registered holder to purchase the number of one-thousandth shares of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate surrendered entitled such holder to purchase. Any registered holder desiring to Transfer any Rights Certificate shall make such request in writing delivered to the Rights Agent and shall execute and surrender such Rights Certificate at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action to transfer any such surrendered Rights Certificate until the registered holder shall have completed and signed the form of assignment on the Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner (or Affiliates or Associates thereof) of the Rights represented by such Rights Certificate as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14, countersign and deliver to the Person entitled thereto the Rights Certificates so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed for any Transfer of Rights Certificates.

(b) If a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby, there shall be issued, in exchange for and upon cancellation of the mutilated Rights
Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of and of like tenor and representing the equivalent number of Rights as the prior Rights Certificate; provided, however, that a new Rights Certificate shall be issued only upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, if such reimbursement is requested by the Company or the Rights Agent; and provided further, that, in the case of loss, theft or destruction of a Rights Certificate, a new Rights Certificate shall be issued only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction and, if requested by the Company or the Rights Agent, indemnity or security reasonably satisfactory to the Company or the Rights Agent (as the case may be).

Section 7.........Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a) At any time after the Separation Date and prior to the Expiration Date, the registered holder of any Rights Certificate may, subject to the provisions of
Section 7(e), exercise the Rights evidenced thereby in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the number of one-thousandth shares of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

(b) The purchase price for each one-thousandth share of Preferred Stock upon exercise of the Rights initially shall be the Exercise Price.

(c) The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check or bank draft payable to the order of the Company. Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment in the manner described above of the Exercise Price for the one-thousandth shares of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby, and of an amount equal to any applicable transfer tax required to be paid by the holder under Section 6 or evidence satisfactory to the Company of payment of such tax), the Rights Agent shall, subject to Section 20(j), promptly:

  (i) requisition from the transfer agent for the Preferred Stock certificates for such number of one-thousandth shares of Preferred Stock as are to be purchased, and the Company will direct the transfer agent to comply with such request;

  (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares under Section 14;

  (iii) cause such Preferred Stock certificates to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such names designated by such holder; and

  (iv) after receipt thereof of such cash, if any, deliver the same to or upon the order of the registered holder of such Rights Certificate.

         In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d) In the event of an exercise of the Rights by a holder as a result of a Flip-in Event, the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping, or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii). In addition, in the event that the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised (and, if some of the Rights exercised were exercised as a result of a Flip-in Event, indicating by imprint, stamp or otherwise the number of Rights remaining which continue to include rights provided by Section 11(a)(ii)) shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, all Acquiring/Adverse Person Rights shall be null and void without any further action, and no holder of such Acquiring/Adverse Person Rights shall have any rights whatsoever whether under a Rights Certificate, this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or
Section 4(b) with respect to Acquiring/Adverse Person Rights.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action upon any purported exercise by a registered holder unless such registered holder shall have (i) completed and executed the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner (or Affiliates or Associates thereof) of the Rights represented by such Rights Certificate as the Company shall reasonably request.

Section  8.........Cancellation  and  Destruction  of Rights  Certificates.  All
Rights Certificates surrendered for exercise or Transfer shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or, at the written request of the Company, shall destroy such canceled Rights Certificates and deliver a certificate of destruction thereof to the Company.

Section 9.........Reservation and Availability of Preferred Stock.

(a)      The Company

  (i) shall at all times prior to the Expiration Date cause to be reserved out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that, as provided in this Agreement, including Section 11(a)(iii), will be sufficient to permit the exchange of all Rights (it being understood that any of the foregoing shares or securities may also be reserved for other purposes); and

  (ii) at all times following the occurrence of a Flip-in Event, shall so reserve and keep available a sufficient number of any other securities that may be required to permit the exercise of the Rights pursuant to this Agreement.

(b)      The Company shall use its best efforts:

  (i)    as soon as practicable following

                      (A) the occurrence of a Flip-in Event and a determination by the Company under Section 11(a)(iii) of the consideration to be delivered by the Company upon exercise of the Rights, or

                      (B) if so required by law, the Separation Date, to file a registration statement (the "Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities that may be acquired upon exercise of the Rights;

  (ii) to cause the Registration Statement to become effective as soon as practicable after the date of such filing (such date being the "Registration Date");

  (iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities
         Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement, and (B) the Expiration Date; and

  (iv) as soon as practicable following the Registration Date, to take such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "blue sky" laws.

         The Company may temporarily suspend the exercisability of the Rights, for a period not to exceed 90 days after the date set forth in subclause (A) or
(B) of clause (i) of the first sentence of this Section 9(b) to prepare to file such Registration Statement and permit it to become effective. Upon any such suspension of exercisability, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and, upon termination of such suspension, the Company shall issue a public announcement stating that the suspension is no longer in effect. In addition, if the Company shall determine that a Registration Statement is required following the Separation Date, the Company may temporarily suspend the exercisability of the Rights until such time as such Registration Statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a Registration Statement shall not have been declared effective.

(c) The Company shall take such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, any other securities) that may be delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such securities, duly and validly authorized and issued, and fully paid and nonassessable.

(d) So long as the shares of Preferred Stock (and, after the occurrence of a Triggering Event, any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or market, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or market upon official notice of issuance upon such exercise.

(e) The Company may pay or may require the Rights holder to pay any documentary, stamp or transfer tax imposed for the issuance or delivery of the Rights Certificates or certificates for shares of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities or other assets) upon the exercise of Rights. The Company shall not be required to issue or deliver any certificates for shares of Preferred Stock (or any other securities, cash or assets, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction.

Section  10........Preferred  Stock Record  Date.  Each Person in whose name any certificate for shares of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock or other securities represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if such date is one upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be date as of, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open. Prior to exercise, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company as to the securities for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section  11........Adjustment  of Exercise  Price,  Number and Kind of Shares or
Number of Rights. The Exercise Price, the number and kind of securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event that the Company, at any time after the date of this Agreement, shall (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a share exchange or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Exercise Price in effect at the time of the record date of such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock, as the case may be, issuable upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares of Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification; provided, however, that if the record date for any such dividend, subdivision, combination or reclassification shall occur prior to the Separation Date, the Company shall make an appropriate adjustment to the Exercise Price in lieu of adjusting (as described above) the number of shares of Preferred Stock (or other capital stock, as the case may be) issuable upon exercise of the Rights. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment under
         Section 11(a)(ii).

                  (ii) In the event that prior to the Expiration Date a Flip-in Date shall occur, then, promptly following the occurrence of such a Flip-in Event, each holder of a Right (except as provided in Section 11(a)(iii) and in Section 7(e)) shall thereafter have, and proper provision shall be made so each such holder shall have, the right to receive, upon proper exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one-thousandth shares of Preferred Stock for which a right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then Exercise Price by the number of one one-thousandth shares of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then Current Market Price on the Flip-in Date (such right to be appropriately adjusted in the event that on or after the Stock Acquisition Date events otherwise requiring adjustment to the Preferred Stock under this Agreement occur) (such number of shares herein referred to as the "Adjustment Shares"). Notwithstanding anything in this Agreement to the contrary, however, from and after the Stock Acquisition Date, any Rights that are beneficially owned by (x) any Acquiring Person or Adverse Person (or any Affiliate or Associate of any Acquiring Person or Adverse Person), (y) a transferee of any Acquiring Person or Adverse Person (or any such Affiliate or Associate) who becomes a transferee after a Flip-in Event pursuant to either (I) a transfer from the Acquiring Person or Adverse Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement.

                  (iii) In the event that the number of shares of Preferred Stock which are authorized by the Company's Certificate of Incorporation but are not outstanding and are not reserved for issuance other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company, by a vote of the majority of the Board, shall:

                      (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Exercise Price (such excess being the "Spread"); and

                      (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) other equity securities of the Company (such other equity securities being referred to as "Capital Stock Equivalents"), (4) debt securities of the Company,
                           (5)  other  assets,  or (6)  any  combination  of the
                           foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board after receiving advice from a nationally recognized investment banking firm;

provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of
(x) the first occurrence of a Flip-in Event and (y) the date on which the Company's right of redemption pursuant to Section 23 expires (the later of (x) or (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), subject to Section 7(e), such action shall be applied uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of the Common Stock (and of any Capital Stock Equivalent) shall be the Current Market Price per share of Common Stock on the Section 11(a)(ii) Trigger Date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as shares of Preferred Stock ("Equivalent Preferred Stock") or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security is convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a form other than cash, the value of such noncash consideration shall be as determined in good faith by a majority of the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a share exchange or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Price per share of Preferred Stock on such record date less the fair market value (as determined in good faith by a majority of the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively, whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

         (d) (i) The "Current Market Price" per share of Common Stock (or, after the occurrence of a Triggering Event, any other securities) on any date shall be the average of the daily closing prices per share of such Common Stock (or other securities) for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that if, prior to the expiration of such requisite 30 Trading Day period, the issuer announces either (A) a dividend or distribution on such Common Stock (or other securities) payable in such Common Stock (or other securities) or securities convertible into such Common Stock (or other securities), other than the Rights, or (B) any subdivision, combination or reclassification of such Common Stock (or other securities), then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "Current Market Price" shall be properly adjusted to take into account such event. The "Closing Price" for each day shall be, if the shares of Common Stock (or other securities) are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system for securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares of Common Stock (or other securities) are not listed or admitted to trading on any national securities exchange, the last quoted sales price regular way or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") or such other system then in use, or, if on any such date such shares are not traded, the average of the high bid and low asked price as reported on the Nasdaq National Market on the last day traded, or if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock (or other securities) selected by a majority of the Board. If on any such date no market maker is making a market in such shares, the fair value of such shares on such date, as determined in good faith by a majority of the Board, shall be used. The term "Trading Day" shall mean a Business Day or, if such shares are listed or admitted to trading on any national securities exchange or the Nasdaq National Market, a day on which the principal national securities exchange on which such shares are listed or admitted to trading or the Nasdaq National Market is open for the transaction of business.

             (ii) The "Current Market Price" per share of Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the shares of Preferred Stock are not publicly traded, the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be the Current Market Price of the Common Stock as determined pursuant to Section 11(d)(i) (appropriately reflected to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 1,000. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the "Current Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a share of Preferred Stock or one ten-thousandth of a share of Common Stock (or other securities). Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Section 11(a)(i) or 13(a), the holder of any Right shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in the manner and on terms as nearly equivalent as practicable to the Preferred Stock contained in this Section 11 and the provisions of Sections 7, 9, 10, 12, 13 and 14 for the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one-thousandth shares of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price made in Sections 11(b) and
(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one-thousandth shares of Preferred Stock or other securities (calculated to the nearest ten-millionth of a share) obtained by (i) multiplying
(x) the number of one-thousandth shares of Preferred Stock or other securities covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and
(ii) dividing that product by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Preferred Stock (or other securities) that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Preferred Stock (or other securities) for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than such announcement date. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.

(j) Irrespective of any adjustment or change in the Exercise Price or the number of one-thousandth shares of Preferred Stock (or other securities) issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of one-thousandth shares of Preferred Stock (or other securities) which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Exercise Price below one-thousandth of the then par value, if any, of the Preferred Stock (or other securities) issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable number of shares of Preferred Stock (or other securities) at such adjusted Exercise Price.

(l) In any case in which this Section 11 shall require an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance of that number of shares of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable to any holder of a Right exercised after such record date that is over and above the number of shares of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) dividends on Preferred Stock payable in shares of Preferred Stock or (v) issuance of rights, options or warrants referred to in this Section 11 hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

(n) In the event that at any time after the date of this Agreement and prior to the Separation Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise other than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (i) the number of one-thousandth shares of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one-thousandth shares of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this
Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(o) The Company shall not, at any time after the Separation Date:

  (i) effect a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p));

  (ii) merge with or into or consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p)); or

  (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(p));

         if

         (x) at the time of or immediately after such share exchange, merger, consolidation or sale, there are any rights, warrants or other instruments or securities outstanding our agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or

         (y) prior to, simultaneously with, or immediately after such share exchange, merger, consolidation or sale, the Person which constitutes, or would constitute, the "Flip-over Entity" for purposes of Section 13(a) shall have distributed or otherwise transferred to its shareholders (or other persons holding an equity interest in such Person) Rights previously owned by such Person or any of its Affiliates and Associates;

provided, however, that this Section 11(o) shall not affect the ability of any Subsidiary of the Company to effect a share exchange with, merge with or into, consolidate with or sell or transfer assets or earning power to, any other Subsidiary of the Company or the Company.

(p) After the  Separation  Date,  the Company shall not,  except as permitted by
Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

Section  12........Certificate  of Adjusted  Exercise Price or Number of Shares.
Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock or Preferred Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Separation Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13.Merger, Consolidation or Sale or Transfer of Assets or Earning Power.

(a) Prior to the Expiration Date, the Company shall not enter into any agreement with an Acquiring Person or Adverse Person with respect to, consummate or permit to occur any Flip-over Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over
Event: (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof at a price equal to the then current Exercise Price multiplied by the number of one-thousandth shares of Preferred Stock for which the Right is then exercisable, and in lieu of shares of Preferred Stock, that number of shares of Flip-over Stock of the Flip-over Entity as shall equal the result obtained by
(x) multiplying the then current Exercise Price by the number of one-thousandth shares of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then Current Market Price of the common stock of such Flip-over Entity (determined pursuant to Section 11(d) hereof) on the date of consummation of such Flip-over Event (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Sections 11(a)(i), (b), and (c) shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement.

(b) The Company shall not consummate any Flip-over Event unless the Flip-over Entity shall have a sufficient number of authorized shares of its common stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless the supplemental agreement further provides that the Flip-over Entity will:

  (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the common stock that may be acquired upon exercise of the Rights;

         (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirement of the Securities
         Act) until the Expiration Date; and

         (C) as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such common stock upon the exercise of the Rights complies with any applicable state securities or "blue sky" laws; and

  (ii) deliver to holders of the Rights historical financial statements for the Flip-over Entity and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(c) In case the Flip-over Entity which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of

  (i) causing such Flip-over Entity to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this
         Section 13, shares of common stock of such Flip-over Entity at less than the then Current Market Price per share or securities exercisable for, or convertible into, common stock of such Flip-over Entity at less than such then Current Market Price (other than to holders of Rights under this Section 13); or

  (ii) providing for any special payment, tax or similar provisions for the issuance of the common stock of such Flip-over Entity pursuant to
         Section 13;

then, in such event, the Company shall not consummate any such transactions unless prior thereto the Company and such Flip-over Entity shall have executed and delivered to the Rights Agent a supplemental agreement providing that such provision shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(d) This Section 13 shall similarly apply to successive mergers, consolidations, or share exchanges or sales or other transfers. In the event that a Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13.

Section 14.       Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue or distribute Rights which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price (as the term "Closing Price" is used in Section 11(d)) of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b) The Company shall not be required to issue or distribute fractions of shares of Preferred Stock (or other securities), other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, upon exercise of the Rights. In lieu of such fractional shares of Preferred Stock (or other securities) that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to each registered holder of Rights Certificate(s) at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then Current Market Value of one share of Preferred Stock (or other securities) as the fraction of one share of Preferred Stock that such holder would otherwise receive upon the exercise of the aggregate number of Rights exercised by such holder. For purposes of this
Section 14(b), the Current Market Value of the one share of Preferred Stock (or other securities) shall be the Closing Price (as the term "Closing Price" is used in Section 11(d)) of one share of Preferred Stock (or other securities) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of the Right, expressly waives the right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. Subject to Section 7(e), all rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Separation Date, the registered holders of certificates representing shares of Common Stock), and any registered holder of a Rights Certificate (or, prior to the Separation Date, of a certificate representing shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Separation Date, of a certificate representing shares of Common Stock), may, in his own behalf and for his own benefit, enforce (and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce) his right to exercise the Rights evidenced by such Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Separation Date, the Rights shall be transferable only in connection with the transfer of Common Stock;

(b) after the Separation Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and duly executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock Certificate made by anyone other than the Company or the Rights Agent), and neither the Company (subject to the last sentence of
Section 7(e) hereof) nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as promptly as practicable.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights; nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any manner submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Rights Certificate shall have been duly exercised.

Section 18.       Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent, its officers, employees, agents and directors for, and hold each of them harmless against, any losses, expenses, claims, damages or liabilities incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such other indemnified party in connection with the acceptance or administration of this Agreement and performance hereunder, including the costs and expenses of defending against any claim of liability therefrom, directly or indirectly, and will promptly reimburse the Rights Agent for legal and other expenses reasonably incurred in defending any such claim.

(b) The Rights Agent shall incur no liability for any action taken, suffered or omitted by it in connection with its administration of this Agreement or the performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person.

Section 19.       Merger or Change of Name of Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or consolidated or with which it may effect a share exchange, or any corporation resulting from any merger, consolidation or share exchange to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent becomes Rights Agent, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificate either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificate shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificate either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any person reasonably believed by the Rights Agent to be any of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by the Rights Agent in reliance upon such certificate.

(c) The Rights Agent shall not be liable for any of the statements of fact or recitals contained in this Agreement or in the Rights Certificate or be required to verify the same (except as to its countersignature on such Rights Certificates).

(d) The Rights Agent is serving as an administrative agent and, accordingly, shall not have any responsibility for the validity or legality of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or for the validity, legality or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach of the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under Section 11 or Section 13 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock, Common Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock, Common Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(e) The Company shall perform, execute, acknowledge and deliver all such further
acts,   instruments  and  assurance  as  may  reasonably  be  required  for  the performance by the Rights Agent of its duties under this Agreement.

(f) The Rights Agent is hereby authorized and directed to accept instructions for the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties; and it shall not be liable to the Company, the holder of any Rights Certificate or any other Person for any action taken or suffered to be taken by it in good faith in accordance with such instructions or for any delay in acting while awaiting instructions.

(g) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or offer securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(h) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct if reasonable care was exercised in the selection of such attorneys and agents and continued employment thereof.

(i) The Rights Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, either has not been completed, has not been signed, or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action on such requested exercise or transfer without first consulting the Company. If such certificate has been completed and signed, the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in
Section 4(b) or Section 7(e).

(k) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

Section 21. Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of Rights Certificates by first-class mail. The Company may remove the Rights Agent upon 30 days' notice in writing mailed to the Rights Agent and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit its Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States of any state of the United States, in good standing, and may be the Company or a Subsidiary of the Company. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board to reflect any change made in accordance with this Agreement in the Exercise Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Separation Date and prior to the Expiration Date, the
Company:

(a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and

(b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale;

         provided, however, that no such Rights Certificate shall be issued if, and to the extent, that (x) the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, (y) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof, and (z) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Adverse Person or Affiliate or Associate of any Acquiring Person or Adverse Person or any transferee of any of the foregoing.

Section 23.       Redemption.

(a) The rights may be redeemed by action of the Board pursuant to this Section 23 and Section 31 and shall not be redeemed in any other manner. Notwithstanding anything contained or implied in this Agreement to the contrary, the Rights shall not be exercised after the occurrence of a Flip-in Event until the Company's right of redemption has expired.

(b) The Board may, at its option, at any time prior to the Close of Business on the Flip-in Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board of Directors shall determine; provided that if the Company elects to pay the Redemption Price in shares of Common Stock, the Company shall not be required to issue fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay an amount of cash equal to the same fraction of the Current Market Price of a share of Common Stock.

(c) Immediately upon the action of the Board ordering the redemption of the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any notice or further action, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to the Rights Agent and to all the holders of the then outstanding Rights by mailing such notices in accordance with Section 26. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 23 or in Section 24 hereof and other than in connection with the purchase of shares of Common Stock prior to the Separation Date.

Section 24.       Exchange.

(a) The Board may, at its option, at any time after the Flip-in Date, elect to exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of
Section 7(e) or Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person or Adverse Person shall have become the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding. From and after the occurrence of a Flip-over Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this
Section 24(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b) Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights, and without any notice or further action, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights (other than holders of Rights that have become void pursuant to the provisions of Section 7(c) or Section 11(a)(ii)) shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) or Section 11(a)(ii)) held by each holder of Rights.

(c) In the event that there shall not be sufficient shares of Common Stock, Preferred Stock or other Capital Stock Equivalents authorized but unissued to permit the exchange of Rights, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock, Preferred Stock or other Capital Stock Equivalents for issuance upon exchange of the Rights.

(d) The Company shall not be required to issue or distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company may pay an amount in cash equal to the same fraction of the Current Market Price of a share of Common Stock. For the purposes of this paragraph (d), the Current Market Price of a share of Common Stock shall be the Closing Price of a share of Common Stock (as the term "Closing Price" is used in Section 11(d)) for the Trading Day immediately prior to the date of exchange.

(e) The Company may at its option substitute shares of Preferred Stock or Capital Stock Equivalents for each share of Common Stock that would otherwise be issuable upon exchange of a Right, at the initial rate of one one-thousandth of a share of Preferred Stock (or the appropriate number of Capital Stock Equivalents), as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

Section 25.       Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Separation Date, and prior to the Expiration Date,

  (i) to pay any dividend payable in stock of any class or to make other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company);

  (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock, Common Stock or shares of stock of any class or any other securities, rights or options;

  (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock);

  (iv) to effect any share exchange, consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(p)); or

  (v)    to effect the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action (which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, share exchange, merger, consolidation, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock and/or Preferred Stock, if any such date is to be fixed), and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier; provided, however, that no such notice shall be required if any Subsidiary of the Company effects a share exchange, consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

(b) In case a Flip-in Event shall occur, the Company shall as soon as practicable give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

Section 26. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile, electronic mail, telex, telegram or cable) and be mailed or sent or delivered, if to the Company, at the following address (until another address is filed in writing by the Company):

                           Performance Technologies, Incorporated
                           315 Science Parkway
                           Rochester, New York  14620
                           Attention:  Donald L. Turrell, President

and, if to the Rights Agent, at the following address (until another address is filed in writing by the Rights Agent):

                           American Stock Transfer & Trust Company
                           59 Maiden Lane
                           New York, New York  10038
                           Attention: Susan Silber

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Separation Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Section 27. Supplements and Amendments. Prior to the Separation Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Separation Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order:

  (i)    to cure any ambiguity;

  (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein;

  (iii)  to shorten or lengthen any time period hereunder; or

  (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board in adopting this Agreement, including any change in the number or class of shares of capital stock of the Company for which the Rights are potentially exercisable prior to a Triggering Event;

provided, however, that from and after such time as a Flip-in Event occurs, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; and provided, further, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence (A), subject to Section 31, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Without limiting the foregoing, the Company may at any time prior to a Flip-in Event, amend this Agreement to change the Exercise Price hereunder. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person or Adverse Person , from the majority of the Board, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agents shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment which changes the rights and duties of the Rights Agent under this Agreement shall be effective without the consent of the Rights Agent, and no supplement or amendment shall be made which changes the Redemption Price, the Exercise Price, the Expiration Date or the number of shares of Preferred Stock (or other securities) for which a Right is exercisable without the approval of a majority of the Board. Prior to the Separation Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28. Determinations and Actions by the Board of Directors, etc. Any calculations of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of outstanding shares of Common Stock of which any Person is deemed the Beneficial Owner pursuant to this Agreement, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof; provided, however, that any references in such regulation to a holding period for Beneficial Ownership shall not apply to this Agreement. Except as otherwise specifically provided herein, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or by a majority of the Board in good faith (x) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) shall not subject the Board or any member thereof to any liability to the holders of the Rights.

Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Separation Date, registered holders of shares of Common Stock).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if (i) any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable, and a majority of the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose of effect of this Agreement; and (ii) at the time of such holding by such court or authority, the Rights are not redeemable, then the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by a majority of the Board as described above.

Section  32.  Governing  Law.  This  Agreement,   each  Right  and  each  Rights
Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 33. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 34. Descriptive Headings. The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 35. Costs of Enforcement. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

Section 36. Three-Year Independent Director Evaluation Mechanism. The Company intends to establish a committee of the Board of Directors of the Company that shall be comprised of no less than two members of the Board of Directors who shall not be either officers, employees or affiliates (the "TIDE Committee"). The TIDE Committee shall meet not less than every three years during the term of this Agreement for the purpose of reviewing the terms and conditions of this Agreement. If a majority of such TIDE Committee shall conclude that termination or modification of this Agreement is appropriate, such Committee shall make recommendations to the Board of Directors for their consideration.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.



                                  PERFORMANCE TECHNOLOGIES, INCORPORATED


                                  By:
                                          -----------------------------------
                                  Name:   Donald L. Turrell
                                  Title:  President



                                  AMERICAN STOCK TRANSFER & TRUST COMPANY


                                  By:
                                          -----------------------------------
                                  Name:   ___________________________________
                                  Title:  ___________________________________



                                    EXHIBIT A


                          [Form of Rights Certificate]


Certificate No. R-                                                        Rights
                  --------------------------             -----------------





THE RIGHTS EVIDENCED BY THIS CERTIFICATE ARE NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR ADVERSE PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR ADVERSE PERSON OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SUCH AGREEMENT.]





                               Rights Certificate


                     PERFORMANCE TECHNOLOGIES, INCORPORATED


         This certifies that ___________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Rights Agreement dated as of November 1, 2000 (the "Rights Agreement") between PERFORMANCE TECHNOLOGIES, INCORPORATED, a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York time, on the Expiration Date (as such term is defined in the Rights Agreement) at the office of the Rights Agent or its successor designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, $.01 par value, of the Company (the "Preferred Stock ") at the Exercise Price initially of $110.00 per Right, upon presentation and surrender of this Rights Certificate with the Election of Purchase duly executed. The number of Rights evidenced by this Rights
Certificate (and the number of one one-thousandth shares of Preferred Stock which may be purchased upon exercise thereof) set forth above and the Purchase Price per Right set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.


         Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement) or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Adverse Person Associate or Affiliate, such Rights shall become null and void and no such holder shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.


         In certain circumstances describe in the Rights Agreement, the rights evidenced hereby may entitle the registered holder thereof to purchase shares of capital stock of an entity other than the Company or to receive cash or other assets, all as provided in the Rights Agreement.


         This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Rights Agent and are available from the Company upon written request.


         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of rights evidenced by the Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate for the number of whole Rights not exercised.


         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (i) redeemed by the Company under certain circumstances at its option at a redemption price of $.001 per Right payable at the Company's option in cash, in Common Stock, or other consideration, or (ii) exchanged by the Company under certain circumstances at its option for shares of the Corporation's Common Stock, par value $.01, or shares of Preferred Stock or other consideration, in each case subject to adjustment in certain events as provided in the Rights Agreement.


         No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.


         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.


         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


         Witness the signature of the proper officers of the Company:




ATTEST:                             PERFORMANCE TECHNOLOGIES,
                                            INCORPORATED




By:                                         By:
   ---------------------------------           -----------------------------
Name:                                       Name:    Donald L. Turrell
     -------------------------------
Title:                                      Title:   President
      ------------------------------




Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY



as Rights Agent

By:
         -----------------------------------

         Name:
              ------------------------------
         Title:
               -----------------------------

                  [Form of Reverse Side of Rights Certificate]



                               FORM OF ASSIGNMENT


             (To be executed by the registered holder if such holder
                   desires to transfer the Rights Certificate)


         FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers  unto_______________________________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated: ____________________           Signature______________________________




                                     NOTICE


         The signatures to the foregoing Assignment and following Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


         The signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         In the event the certification set forth above is not completed, the Company will deem the acquiring person of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                   CERTIFICATE


         The undersigned hereby certificates by checking the appropriate boxes that:


         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person.





Dated: ____________________       Signature___________________________________

                          FORM OF ELECTION TO PURCHASE


           (To be executed if the register holder desires to exercise
                  Rights represented by the Rights Certificate)


To:      PERFORMANCE TECHNOLOGIES, INCORPORATED


         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

(Please print name and address)
                                -----------------------------------------------

Please insert social security
                              -------------------------------------------------

or other identifying number:
                             --------------------------------------------------


         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)
                                -----------------------------------------------

Please insert social security
                              -------------------------------------------------

or other identifying number:
                             --------------------------------------------------




Dated: ____________________       Signature___________________________________




                                     NOTICE


         The signatures to the foregoing Election to Purchase and following Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


         The signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         In the event the certification set forth above is not completed, the Company will deem the acquiring person of the Right evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and will not issue the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights).

                                   CERTIFICATE


         The undersigned hereby certifies by checking the appropriate boxes that:


         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or Adverse Person or an Affiliate or an Associate of any such Acquiring Person or Adverse Person (as defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person.





Dated: ____________________       Signature___________________________________




                                    EXHIBIT B

                           SUMMARY OF RIGHTS AGREEMENT

         Each holder of shares of PERFORMANCE TECHNOLOGIES, INCORPORATED Common Stock as of November 8, 2000 (the "Record Date") will receive a distribution on November 20, 2000 (the "Distribution Date") of one Preferred Stock purchase right (a "Right") per share of Common Stock in accordance with and pursuant to a Rights Agreement between the Company and American Stock Transfer & Trust Company, dated as of November 1, 2000. A Right will also accompany each share of Common Stock issued following the Record Date. Each Right, if it first becomes exercisable, entitles the holder to purchase from Performance Technologies, Incorporated one one-thousandth share of Series A Junior Participating Preferred Stock at an initial exercise price of $110 per Right (the "Exercise Price"), subject to adjustment.

         Exercisability of Rights. Initially, the Rights will not be exercisable or transferable apart from the shares of Common Stock with respect to which they will be distributed, and will be evidenced only by the certificates representing such shares of Common Stock. The Rights will become exercisable and transferable apart from the Common Stock on a date (the "Separation Date") that is the earlier of (i) the close of business on the tenth business day after a Stock Acquisition Date, defined as the first date of a public announcement by the Company that a person or group of affiliated or associated persons has become an Acquiring Person or Adverse Person (each as described below), or (ii) the close of business on the tenth business day following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer by any person (other than a Permitted Offer as described below) if, upon consummation of that offer, such person would become an Acquiring Person (as described below). The Rights will be exercisable from the Separation Date until the Expiration Date, which is the earlier of (i) the close of business on the ten-year anniversary of the date of the Rights Agreement (the "Final Expiration Date"), (ii) the date the Rights are redeemed by the Company, (iii) the date the Rights are exchanged by the Company, or (iv) immediately prior to the effective time of a consolidation, merger or share exchange of the Company (A) into another corporation or (B) with another corporation in which the Company is the surviving corporation but Common Stock is converted into cash and/or securities of another corporation, in each case pursuant to an agreement entered into by the Company prior to a Stock Acquisition Date, at which time the Rights will expire.

         A person or group becomes an Acquiring Person under the Rights Agreement when such person or group acquires or obtains the right to acquire beneficial ownership of 15% or more of the then outstanding shares of the Company's Common Stock, with certain exceptions described in the Rights Agreement (including exceptions for shares owned by the Company or a subsidiary or employee benefit plan of the Company, and for shares owned by any person who the Board determines inadvertently reached such 15% beneficial ownership level and who promptly divests sufficient shares such that 15% or greater beneficial ownership ceases). An Adverse Person under the Rights Agreement is a person who beneficially owns more than 10% of the then outstanding shares of the Company's Common Stock and whose ownership of that stock, in the opinion of the Board, is intended or reasonably likely to cause pressure on the Company to enter into a transaction which would provide that person with short-term financial gain not in the Company's best long-term interest or is causing or reasonably likely to cause a material adverse impact on the Company's business or prospects.

         A Permitted Offer under the Rights Agreement is a tender or exchange offer for all outstanding shares of the Company's Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are not officers of the Company and who are not Acquiring Persons or Adverse Persons to be
adequate  and   otherwise  in  the  best   interests  of  the  Company  and  its
stockholders.

         Transferability of Rights. Prior to the Separation Date, the Rights will not be transferable apart from the shares of Common Stock to which they are attached. Thus, the surrender or transfer of any Common Stock certificate prior to that date will also constitute the transfer of the Rights associated with the shares represented by such certificate. Until the Separation Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of shares of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Separation Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock, outstanding as of the Record Date, even without such notation or a copy of a Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable after a Separation Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to each record holder of shares of Common Stock as of the close of business on such Separation Date and, in certain circumstances, holders of certain shares issued after such Separation Date. Until exercised, the holders of Rights will not have any rights as holders of Preferred Stock, including any rights to vote or receive dividends on the Preferred Stock.

         Flip-In Rights. It is at the time that the "flip-in" right is triggered that the Rights have a real economic value. Upon the tender for or the acquisition of 15% of the Common Stock by an Acquiring Person or the determination and announcement by the Board that a person has become an Adverse Person (a "Flip-In Event"), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, upon exercise and payment of the Exercise Price, the number of shares of Preferred Stock having a market value immediately prior to the Flip-In Event equal to two times the then current Exercise Price of the Right. Any Right that is (or, in certain circumstances specified in the Rights Agreement, was) beneficially owned by an Acquiring Person or Adverse Person (or any of its affiliates or associates, as defined) will become null and void upon the occurrence of the Flip-In Event. Cash will be paid in lieu of fractional shares.

         For example, at the Exercise Price of $110 per Right, if any person becomes the Acquiring Person of 15% or more of the outstanding Common Stock of the Company or is determined to be an Adverse Person, thereafter each Right (other than Rights owned by such 15% Acquiring Person or Adverse Person or any of its affiliates or associates, which will have become void) would entitle its holder to purchase $220 worth of the Company's Preferred Stock for $110. Assuming that each one one-thousandth share of Preferred Stock is the economic equivalent of one share of Common Stock and further assuming that the Common Stock had a per share value of $11.00 at such time, each Right would effectively entitle its holder to purchase twenty one-thousandth shares of the Company's Preferred Stock for $110.

         Flip-Over Rights. If, at any time following a Flip-in Event, either (i) the Company is acquired in a merger or other business combination transaction, the Acquiring Person or Adverse Person controls the Board of the Company and either (A) the investment of the shares owned by those other than the Acquiring Person or Adverse Person are not identified to the shares owned by the Acquiring Person or Adverse Person or (B) the transaction is with the Acquiring Person or Adverse Person or a related party; or (ii) the Company sells or otherwise transfers more than 50% of its aggregate assets or earning power to a related party if approved by Company after the Acquiring Person or Adverse Person controls the Board of the Company, each holder of a Right (except Rights previously voided as described above) will thereafter have the right (the "Flip-Over Right") to receive, upon exercise, shares of common stock of the Acquiring Person or Adverse Person having a value equal to twice the Exercise Price of the Right. The Flip-Over Right will be exercisable apart from, and regardless of the exercise or surrender of, the Flip-In Right.

         Again, as with the flip-in trigger, because the Acquiring Person or Adverse Person is not able to exercise its rights, the Acquiring Person or Adverse Person and (assuming that the Acquiring Person or Adverse Person is the party acquiring the Company) its stockholders are significantly diluted as a result of the triggering of the flip-over event.

         Exercise Price for Rights. The Exercise Price is intended to represent the Board's informed prediction as to the likely market price of one share of the Company's Common Stock at the end of the term of the Rights Agreement, and is not an expression as to what would be a fair or adequate price for the sale of the Company.

         Redemption of the Rights. At any time prior to the close of business on the tenth business day following a public announcement that a party is an Acquiring Person or Adverse Person, the Board may redeem the Rights in whole but not in part at a Redemption Price of $.001 per Right. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Exchange of the Rights. At any time after a Flip-in Event, the Board may exchange the Rights (other than Rights owned by such Acquiring Person or Adverse Person or any of its affiliates or associates which have become void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right.

         Adjustments. The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Common Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Separation Date.

         Reserved Shares/Substitution of Assets. The Rights Agreement contemplates that the Company will reserve a sufficient number of authorized but unissued shares of Preferred Stock to permit the exercise of the right to exchange the Rights should the Rights become exercisable. The Board may (and under certain circumstances is obligated to) issue other equity securities or assets upon the exercise of the Rights if sufficient shares of Preferred Stock are not available for issuance should the Rights become exercisable. The Board may make adequate provision to substitute for the shares of stock which are not available for issuance upon exercise of such Rights either cash, other equity securities of the Company (including, without limitation, shares of preferred stock of the Company), debt securities of the Company, other assets, or a combination of the foregoing, having an aggregate value (as determined by a majority of the Board after receiving advice from a nationally recognized investment banking firm) equal to the value of the shares of Preferred Stock unavailable for issuance upon exercise of the Rights. In addition, the Board, subject to certain limitations, may amend the Rights to change the Exercise Price and therefore the number of shares of Preferred Stock issuable upon exercise of the Rights. If the Company does not take such action within 30 days following the later of a Flip-In Event or the date on which the Company's right of redemption with respect to the Rights expires, then the Company will be required to deliver cash as the substitute for the unavailable authorized shares of Preferred Stock.

         Amendment of the Rights Agreement. The terms of the Rights and the Rights Agreement may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person or Adverse Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person, the Adverse Person or their Affiliates and Associates.

         Independent Director Review. The Rights Agreement final expiration date is ten years from the date of the Rights Agreement. However, a committee of the Company's Directors who are neither officers, employees or affiliates of the Company will review the Rights Plan at least every three years and, if a majority of these Directors deems it appropriate, may recommend a modification or termination of the Rights Agreement.